P R E S S R E L E A S E
Vornado Announces First Quarter 2025 Financial Results
New York City | May 5, 2025
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended March 31, 2025 Financial Results
NET INCOME attributable to common shareholders for the quarter ended March 31, 2025 was $86,842,000, or $0.43 per diluted share, compared to a net loss attributable to common shareholders of $9,034,000, or $0.05 per diluted share, for the prior year's quarter. The increase is primarily due to the $76,162,000 net gain recognized upon the disposition of a portion of the 666 Fifth condominium to UNIQLO, and the $17,240,000 reversal of PENN 1 rent expense previously accrued following the April 2025 rent reset determination.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2025 was $135,039,000, or $0.67 per diluted share, compared to $104,129,000, or $0.53 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table below, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended March 31, 2025 was $126,245,000, or $0.63 per diluted share, and $108,847,000, or $0.55 per diluted share, for the prior year's quarter.
The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2025	2024
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$135,039	$104,129
Per diluted share (non-GAAP)	$0.67	$0.53

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	$(11,028)	$—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,205	4,134
Other	(1,735)	1,009
	(9,558)	5,143
Noncontrolling interests' share of above adjustments on a dilutive basis	764	(425)
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(8,794)	$4,718
Per diluted share (non-GAAP)	$(0.04)	$0.02

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$126,245	$108,847
Per diluted share (non-GAAP)	$0.63	$0.55
________________________________
(1)See page 9 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2025 and 2024.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 14

FFO, as Adjusted Bridge - Q1 2025 vs. Q1 2024
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2024 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2025:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2024	$108.8	$0.55

Increase / (decrease) in FFO, as adjusted due to:
Impact of PENN 1 ground rent reset determination (including a $17.2 reversal of rent expense that was accrued in prior periods)	20.0
Lower interest income	(5.6)
Variable businesses (primarily signage)	2.4
Rent commencements, net of lease expirations and other tenant related items	2.1
Other, net	(0.5)
	18.4
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	(1.0)
Net increase	17.4	0.08

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2025	$126.2	$0.63
See page 9 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2025 and 2024. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on the previous page.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 14

770 Broadway
On May 5, 2025, we completed a master lease with New York University (“NYU”) to lease 1,076,000 square feet at 770 Broadway, on an “as is”, triple net basis for a 70-year lease term. Under the terms of the master lease, a rental agreement under Section 467 of the Internal Revenue Code, NYU made a prepaid lease payment of $935,000,000 and will also make annual lease payments of approximately $9,300,000 during the lease term. NYU has an option to purchase the leased premises in both 2055 and at the end of the lease term in 2095. NYU will assume the existing office leases and related tenant income at the property.
We used a portion of the prepaid lease payment to repay the $700,000,000 mortgage loan which previously encumbered the property.
We will retain the 92,000 square feet retail condominium leased to Wegmans.
PENN 1 Ground Rent Reset Determination
On April 22, 2025, an arbitration panel (the “Panel”) appointed to determine the ground rent payable by Vornado’s subsidiary for the PENN 1 land parcel for the 25-year period beginning June 17, 2023 determined that the annual rent payable will be $15,000,000.
Further, litigation is currently pending between the parties in New York County Supreme Court relating to the matter. To date, the court denied the Vornado subsidiary’s motion to dismiss the action and Vornado’s subsidiary has filed a notice of appeal. The Panel’s decision provides that if the fee owner prevails in a final judgment in the litigation, the annual rent for the 25-year term will be $20,220,000, retroactive to June 17, 2023.
We were accruing $26,205,000 per annum of ground rent based on a previous estimate and therefore, in connection with the Panel’s determination, we reversed $17,240,000 of previously accrued rent expense during the three months ended March 31, 2025. Additionally, commencing in the first quarter of 2025, we are now paying based on the $15,000,000 annual rent.
Dispositions
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue owned by the joint venture for $350,000,000 and realized net proceeds of $342,000,000. The net proceeds were used to partially redeem Vornado’s preferred equity on the asset. The joint venture continues to own 23,832 square feet of retail space (7,416 square feet at grade) at 666 Fifth Avenue consisting of the Abercrombie & Fitch and Tissot stores. We recognized a financial statement gain of $76,162,000, which is included in “income from partially owned entities” on our consolidated statements of income.
220 Central Park South
During the three months ended March 31, 2025, we closed on the sale of two condominium units and ancillary amenities at 220 CPS for net proceeds of $24,713,000, resulting in a financial statement net gain of $13,576,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,548,000 of income tax expense was recognized on our consolidated statements of income. Two units remain unsold.
Financing Activity
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
1535 Broadway (Fifth Avenue and Times Square JV)
On April 14, 2025, the Fifth Avenue and Times Square JV completed a $450,000,000 financing of 1535 Broadway. The interest-only non-recourse loan bears interest at a fixed rate of 6.90% and matures in May 2030. After transaction costs and reserves, $407,000,000 of the net proceeds from the financing were used to partially redeem Vornado’s Fifth Avenue and Times Square JV preferred equity. In connection with the financing, the annual coupon for the remaining preferred equity interest in 1535 Broadway was increased to 5.75% from 4.75% through the maturity of the new loan and then will be based on a formulaic rate.
Sustainability Margin Adjustment
In April 2025, we qualified for a sustainability margin adjustment on our unsecured term loan and revolving credit facilities by achieving certain KPI metrics, which will reduce our interest rate by 0.05% and 0.04%, respectively.

NYSE: VNO | WWW.VNO.COM	PAGE 3 OF 14

Leasing Activity
The leasing activity and related statistics in the table below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended March 31, 2025
Total square feet leased	709	25	83	222
Our share of square feet leased:	685	18	83	155
Initial rent(1)	$95.53	$222.20	$51.33	$120.65
Weighted average lease term (years)	14.7	14.3	8.0	13.1
Second generation relet space:
Square feet	254	10	42	155
GAAP basis:
Straight-line rent(2)	$80.23	$139.99	$51.80	$132.08
Prior straight-line rent	$73.25	$108.59	$54.68	$110.28
Percentage increase (decrease)	9.5%	28.9%	(5.3)%	19.8%
Cash basis (non-GAAP):
Initial rent(1)	$84.72	$139.40	$51.67	$121.04
Prior escalated rent	$79.56	$112.57	$60.43	$117.37
Percentage increase (decrease)	6.5%	23.8%	(14.5)%	3.1%
Tenant improvements and leasing commissions:
Per square foot	$168.88	$377.61	$90.82	$229.71
Per square foot per annum	$11.49	$26.41	$11.35	$17.54
Percentage of initial rent	12.0%	11.9%	22.1%	14.5%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office(1)	Retail
Occupancy as of March 31, 2025	83.5%	84.4%	72.2%	78.2%	92.3%
_____________________
(1)Includes the impact of PENN 2 being placed into service during the first quarter of 2025. Giving effect to the master lease with NYU at 770 Broadway completed in the second quarter of 2025, occupancy would be 87.4%.

NYSE: VNO | WWW.VNO.COM	PAGE 4 OF 14

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:	Total	New York		THE MART(3)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended March 31, 2025 compared to March 31, 2024	3.5%	3.0%	(2)	9.7%	5.2%
Three months ended March 31, 2025 compared to December 31, 2024	(1.5)%	(6.3)%	(2)	160.8%	10.5%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended March 31, 2025 compared to March 31, 2024	0.9%	(0.7)%		16.7%	7.1%
Three months ended March 31, 2025 compared to December 31, 2024	(1.5)%	(4.8)%		66.9%	0.8%
____________________
(1)See pages 11 through 14 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)Excludes the impact of the $17,240,000 reversal of previously accrued PENN 1 ground rent. See page 3 for further details.
(3)The three months ended December 31, 2024 includes a $4,560,000 write-off of a straight-line rent receivable due to the tenant being deemed uncollectible.
NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three months ended March 31, 2025 and 2024 and the three months ended December 31, 2024 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2024
	2025	2024
NOI at share:
New York:
Office(1)	$191,501	$167,988	$193,215
Retail	46,115	47,466	48,238
Residential	6,192	5,968	6,072
Alexander's	9,509	11,707	9,515
Total New York	253,317	233,129	257,040
Other:
THE MART(2)	15,916	14,486	6,168
555 California Street	17,843	16,529	15,854
Other investments	6,214	4,980	5,904
Total Other	39,973	35,995	27,926
NOI at share	$293,290	$269,124	$284,966

NOI at share - cash basis:
New York:
Office(1)	$167,457	$166,370	$181,438
Retail	43,727	43,873	44,130
Residential	5,848	5,690	5,750
Alexander's	10,538	14,861	10,615
Total New York	227,570	230,794	241,933
Other:
THE MART	17,517	14,949	10,550
555 California Street	18,137	16,938	18,138
Other investments	6,147	4,932	5,967
Total Other	41,801	36,819	34,655
NOI at share - cash basis	$269,371	$267,613	$276,588
________________________________
(1)Includes Building Maintenance Services NOI of $6,936, $7,217, and $6,895 for the three months ended March 31, 2025 and 2024 and December 31, 2024.
(2)The three months ended December 31, 2024 includes a $4,560 write-off of a straight-line rent receivable due to the tenant being deemed uncollectible.

NYSE: VNO | WWW.VNO.COM	PAGE 5 OF 14

Active Development/Redevelopment Summary as of March 31, 2025:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,815,000	$750,000		$708,267	$41,733	2026	10.2%
Districtwide Improvements	N/A	100,000		75,189	24,811	N/A	N/A
Total PENN District		850,000	(1)	783,456	66,544

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	66,551	58,449	2026	10.3%

Total Active Development Projects		$975,000		$850,007	$124,993
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. During 2024, we fully funded our $34,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 6, 2025 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 1149171. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2024. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 14

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	March 31, 2025	December 31, 2024
ASSETS
Real estate, at cost:
Land	$2,434,209	$2,434,209	$—
Buildings and improvements	10,719,995	10,439,113	280,882
Development costs and construction in progress	879,601	1,097,395	(217,794)
Leasehold improvements and equipment	111,983	120,915	(8,932)
Total	14,145,788	14,091,632	54,156
Less accumulated depreciation and amortization	(4,105,413)	(4,025,349)	(80,064)
Real estate, net	10,040,375	10,066,283	(25,908)
Right-of-use assets	677,312	678,804	(1,492)
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	568,861	733,947	(165,086)
Restricted cash	238,027	215,672	22,355
Total	806,888	949,619	(142,731)
Tenant and other receivables	70,920	58,853	12,067
Investments in partially owned entities	2,421,283	2,691,478	(270,195)
Receivable arising from the straight-lining of rents	711,334	707,020	4,314
Deferred leasing costs, net	385,658	354,882	30,776
Identified intangible assets, net	116,280	118,215	(1,935)
Other assets	369,182	373,454	(4,272)
Total assets	$15,599,232	$15,998,608	$(399,376)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,674,519	$5,676,014	$(1,495)
Senior unsecured notes, net	746,282	1,195,914	(449,632)
Unsecured term loan, net	796,295	795,948	347
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	734,123	749,759	(15,636)
Accounts payable and accrued expenses	387,898	374,013	13,885
Deferred compensation plan	111,144	114,580	(3,436)
Other liabilities	345,778	345,511	267
Total liabilities	9,371,039	9,826,739	(455,700)
Redeemable noncontrolling interests	738,224	834,658	(96,434)
Shareholders' equity	5,314,118	5,158,242	155,876
Noncontrolling interests in consolidated subsidiaries	175,851	178,969	(3,118)
Total liabilities, redeemable noncontrolling interests and equity	$15,599,232	$15,998,608	$(399,376)

NYSE: VNO | WWW.VNO.COM	PAGE 7 OF 14

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2025	2024
Revenues	$461,579	$436,375

Net income (loss)	$99,824	$(6,273)
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	10,433	11,982
Operating Partnership	(7,889)	786
Net income attributable to Vornado	102,368	6,495
Preferred share dividends	(15,526)	(15,529)
Net income (loss) attributable to common shareholders	$86,842	$(9,034)

Income (loss) per common share - basic:
Net income (loss) per common share	$0.45	$(0.05)
Weighted average shares outstanding	191,371	190,429

Income (loss) per common share - diluted:
Net income (loss) per common share	$0.43	$(0.05)
Weighted average shares outstanding	200,735	190,429

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$135,039	$104,129
Per diluted share (non-GAAP)	$0.67	$0.53

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$126,245	$108,847
Per diluted share (non-GAAP)	$0.63	$0.55

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	200,784	196,481
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 1 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to common shareholders	$86,842	$(9,034)
Per diluted share	$0.43	$(0.05)

FFO adjustments:
Depreciation and amortization of real property	$104,257	$96,783
Our share of partially owned entities:
Net gain on sale of real estate	(77,008)	—
Depreciation and amortization of real property	24,525	26,163
FFO adjustments, net	51,774	122,946
Impact of assumed conversion of dilutive convertible securities	310	388
Noncontrolling interests' share of above adjustments on a dilutive basis	(3,887)	(10,171)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$135,039	$104,129
Per diluted share	$0.67	$0.53

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,371	190,429
Effect of dilutive securities:
Share-based payment awards	8,161	4,204
Convertible securities	1,252	1,848
Denominator for FFO per diluted share	200,784	196,481

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three months ended March 31, 2025 and 2024 and the three months ended December 31, 2024.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2024
	2025	2024
Net income (loss)	$99,824	$(6,273)	$5,758
Depreciation and amortization expense	116,155	108,659	113,061
General and administrative expense	38,597	37,897	36,637
Transaction related costs and other	43	653	1,341
Income from partially owned entities	(96,977)	(16,279)	(30,007)
Interest and other investment income, net	(8,261)	(11,724)	(11,348)
Interest and debt expense	95,816	90,478	100,483
Net gains on disposition of wholly owned and partially owned assets	(15,551)	—	—
Income tax expense	7,193	6,740	5,822
NOI from partially owned entities	67,111	70,369	73,270
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,660)	(11,396)	(10,051)
NOI at share	293,290	269,124	284,966
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(23,919)	(1,511)	(8,378)
NOI at share - cash basis	$269,371	$267,613	$276,588
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2025 compared to March 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2025	$293,290	$253,317	$15,916	$17,843	$6,214
Less NOI at share from:
Dispositions	(221)	(153)	(68)	—	—
Development properties	(6,730)	(6,730)	—	—	—
Other non-same store income, net	(27,536)	(20,866)	—	(456)	(6,214)
Same store NOI at share for the three months ended March 31, 2025	$258,803	$225,568	$15,848	$17,387	$—

NOI at share for the three months ended March 31, 2024	$269,124	$233,129	$14,486	$16,529	$4,980
Less NOI at share from:
Dispositions	(3,408)	(3,374)	(34)	—	—
Development properties	(9,727)	(9,727)	—	—	—
Other non-same store income, net	(6,029)	(1,049)	—	—	(4,980)
Same store NOI at share for the three months ended March 31, 2024	$249,960	$218,979	$14,452	$16,529	$—

Increase in same store NOI at share	$8,843	$6,589	$1,396	$858	$—

% increase in same store NOI at share	3.5%	3.0%	9.7%	5.2%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2025 compared to March 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2025	$269,371	$227,570	$17,517	$18,137	$6,147
Less NOI at share - cash basis from:
Dispositions	(223)	(153)	(70)	—	—
Development properties	(6,489)	(6,489)	—	—	—
Other non-same store income, net	(11,631)	(5,484)	—	—	(6,147)
Same store NOI at share - cash basis for the three months ended March 31, 2025	$251,028	$215,444	$17,447	$18,137	$—

NOI at share - cash basis for the three months ended March 31, 2024	$267,613	$230,794	$14,949	$16,938	$4,932
Less NOI at share - cash basis from:
Dispositions	(2,894)	(2,895)	1	—	—
Development properties	(9,244)	(9,244)	—	—	—
Other non-same store income, net	(6,598)	(1,666)	—	—	(4,932)
Same store NOI at share - cash basis for the three months ended March 31, 2024	$248,877	$216,989	$14,950	$16,938	$—

Increase (decrease) in same store NOI at share - cash basis	$2,151	$(1,545)	$2,497	$1,199	$—

% increase (decrease) in same store NOI at share - cash basis	0.9%	(0.7)%	16.7%	7.1%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2025 compared to December 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2025	$293,290	$253,317	$15,916	$17,843	$6,214
Less NOI at share from:
Dispositions	(221)	(153)	(68)	—	—
Development properties	(6,196)	(6,196)	—	—	—
Other non-same store income, net	(26,946)	(20,276)	—	(456)	(6,214)
Same store NOI at share for the three months ended March 31, 2025	$259,927	$226,692	$15,848	$17,387	$—

NOI at share for the three months ended December 31, 2024	$284,966	$257,040	$6,168	$15,854	$5,904
Less NOI at share from:
Dispositions	(3,610)	(3,518)	(92)	—	—
Development properties	(5,627)	(5,627)	—	—	—
Other non-same store income, net	(11,880)	(5,850)	—	(126)	(5,904)
Same store NOI at share for the three months ended December 31, 2024	$263,849	$242,045	$6,076	$15,728	$—

(Decrease) increase in same store NOI at share	$(3,922)	$(15,353)	$9,772	$1,659	$—

% (decrease) increase in same store NOI at share	(1.5)%	(6.3)%	160.8%	10.5%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2025 compared to December 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2025	$269,371	$227,570	$17,517	$18,137	$6,147
Less NOI at share - cash basis from:
Dispositions	(223)	(153)	(70)	—	—
Development properties	137	137	—	—	—
Other non-same store income, net	(10,995)	(4,848)	—	—	(6,147)
Same store NOI at share - cash basis for the three months ended March 31, 2025	$258,290	$222,706	$17,447	$18,137	$—

NOI at share - cash basis for the three months ended December 31, 2024	$276,588	$241,933	$10,550	$18,138	$5,967
Less NOI at share - cash basis from:
Dispositions	(2,312)	(2,218)	(94)	—	—
Development properties	(1,664)	(1,664)	—	—	—
Other non-same store income, net	(10,263)	(4,153)	—	(143)	(5,967)
Same store NOI at share - cash basis for the three months ended December 31, 2024	$262,349	$233,898	$10,456	$17,995	$—

(Decrease) increase in same store NOI at share - cash basis	$(4,059)	$(11,192)	$6,991	$142	$—

% (decrease) increase in same store NOI at share - cash basis	(1.5)%	(4.8)%	66.9%	0.8%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 14